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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               Date of report (date of earliest event reported):
                                 May 10, 2001


                                  Panja Inc.
              (Exact Name of Registrant as Specified in Charter)


   Texas                         0-26924                        75-1815822
------------                -----------------              ---------------------
                               (Commission                     (I.R.S. Employer
(State or other                File Number)                  Identification No.)
jurisdiction of
incorporation)

                              3000 Research Drive
                           Richardson, Texas  75082
         (Address of Principal Executive Offices, including zip code)


                                (469) 624-8000
             (Registrant's Telephone Number, including area code)

                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.   OTHER EVENTS

               On May 10, 2001, the Board of Directors of Panja Inc. (the "Company"), a Texas corporation, amended and restated the Company's Bylaws to provide for, among other things, certain procedures relating to annual and special meetings of shareholders and certain anti-takeover measures that may have the effect of deterring hostile takeovers or delaying changes in control of the Company's management. These anti-takeover measures include (i) the creation of a staggered board of directors consisting of three classes of directors, each class to be elected for a term of three years after an initial period; and (ii) an increase in the vote required for shareholders to amend, repeal or adopt any Bylaw from the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote thereon to the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock entitled to vote thereon.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial statements of business acquired

               Not applicable

          (b)  Pro forma financial information

               Not applicable

          (c)  Exhibits

               3.1  Amended and Restated Bylaws of the Company (filed herewith).

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PANJA INC.


                              By:  /s/ Paul D. Fletcher
                                   -------------------------------------------
                                    Paul D. Fletcher, Vice President and Chief
                                    Financial Officer

Dated:  May 31, 2001
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                               Index to Exhibits


     Exhibit
     Number             Description
     ------             -----------


     3.1     Amended and Restated Bylaws of the Company (filed herewith).